Exhibit 2.2

ELME COMMUNITIES

PLAN OF SALE AND LIQUIDATION

1.

This Plan of Sale and Liquidation (the “Plan of Sale and Liquidation”) of Elme Communities, a Maryland real estate investment trust (the “Company”), has been approved by the Company’s Board of Trustees (the “Board”). The Plan of Sale and Liquidation includes a plan of liquidation that provides for the Company’s complete liquidation and dissolution in accordance with Section 331, Section 336 and Section 346(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board has declared advisable the sale of substantially all of the assets of the Company, the plan of liquidation, and the subsequent termination of the Company’s existence by voluntary dissolution in accordance with Section 12.2 of the Company’s Articles of Amendment and Restatement of Declaration of Trust, as amended and restated (the “Declaration of Trust”), and Section 8-502 of the Maryland REIT Law, each as contemplated by the Plan of Sale and Liquidation, and directed that the sale of substantially all of the assets, liquidation, and the termination of the Company’s existence be submitted for approval to the holders (the “Shareholders”) of the outstanding Common Shares of Beneficial Interest, $0.01 par value per share (the “Common Shares”), of the Company. The Plan of Sale and Liquidation shall become effective upon shareholder approval of the matters submitted to them by the affirmative vote of holders of Common Shares entitled to cast a majority of all the votes entitled to be cast on the matter. The date of the Shareholders’ approval is hereinafter referred to as the “Effective Date.”

2.

It is intended that the Plan of Sale and Liquidation shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code. The Plan of Sale and Liquidation shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder. The Company’s officers shall be authorized to cause the Company to make such elections for tax purposes as are deemed appropriate and in the best interests of the Company. Within 30 days after the Effective Date, the proper officers of the Company shall file Form 966 with the Internal Revenue Service, together with a certified copy of the Plan of Sale and Liquidation, as advised and approved by the Board and approved by the Shareholders. The Company shall also file in due course all other tax (federal, state, local or otherwise) returns, certificates, documents and information required to be filed by reason of the complete liquidation of the Company.

3.

Pursuant to the Plan of Sale and Liquidation, the Board has authorized the Company to sell, convey and transfer or otherwise dispose of any or all of the assets of the Company in one or more transactions, and acting for itself and/or in its capacity as an equity holder, general partner or manager of any direct or indirect subsidiaries or affiliates, authorize any subsidiaries or affiliates to sell, convey, transfer and deliver or otherwise dispose of any or all assets of any subsidiaries in one or more transactions, in each case without further approval of the Shareholders. The Company is authorized to engage in the wind-down of the Company’s business and affairs, discharging, paying or setting aside reserves for all Company liabilities, including but not limited to contingent liabilities and the liabilities of its subsidiaries, disposing of its assets, including, but not limited to, the assets of the Company, and distributing the Company’s remaining assets available for distribution to the Shareholders, as determined by the Board in its discretion, all in accordance with the Declaration of Trust and the Company’s Amended and Restated Bylaws, as amended (collectively, the “Governing Documents”), and the Plan of Sale and Liquidation, if the Board so determines, and make protective acquisitions or advances with respect to the Company’s assets.

4.

The appropriate officers of the Company shall take all actions as may be necessary or appropriate to marshal the assets of the Company and convert the same, in whole or in parts, into cash or other form as may be distributable to the Shareholders.

5.

The Company shall (i) pay or make reasonable provision to pay all claims and obligations of the Company and its subsidiaries, including all contingent, conditional or contractual claims known to the Company or its subsidiaries, and (ii) make all provisions that are reasonably likely to be sufficient to provide payment in respect any claim against the Company or its subsidiaries in connection with any pending action, suit or proceeding to which any of the Company or its subsidiaries is a party. All claims shall be paid in full (except to the extent a lesser amount is agreed upon between the Company and its subsidiaries on the one hand and the applicable creditor on the other hand). The Company is authorized, but not required, to establish one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses. Creation of a reserve fund may be accomplished by a recording in the Company’s books and records of any accounting or bookkeeping entry which indicates the setting aside of such funds for payment. In furtherance of the matters set forth in Section 3 hereof, the Company is also authorized, but not required, to create one or more reserve funds by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in any such escrowed reserve fund at the end of its term shall be returned to the Company or such other successor-in-interest to the Company as may then exist for payment to the former Shareholders as of the Effective Date or, if so determined to be appropriate or convenient by the Board or the successor(s) there to, to satisfy other liabilities or liquidating expenses or for delivery to the unclaimed property division of the Maryland State Comptroller’s office. The Company may also create one or more reserve funds by any other reasonable means.

6.

The Company is authorized, but not required, to procure one or more insurance policies in a reasonable amount to be determined by the Board in its discretion, to cover unknown or unpaid liabilities and liquidating expenses and unascertained or contingent liabilities and expenses, including for indemnification of the Company, its subsidiaries, and their respective trustees, directors, officers, managers, members, employees, advisors and other representatives, if the Board in its discretion deems such insurance policies desirable.

7.

Subject to Section 8 below and the Governing Documents, the liquidating distributions contemplated by the Plan of Sale and Liquidation shall be in complete liquidation of the Company and, upon the complete distribution of all assets of the Company to the Shareholders and the dissolution and termination of the Company, all Common Shares will be automatically canceled and no longer deemed outstanding and all rights of the holders thereof as shareholders of the Company shall cease and terminate.

8.

In the event that (i) the Board determines it necessary or advisable in order to preserve the Company’s status as a real estate investment trust under Sections 856 through 860 of the Code and the Treasury regulations thereunder, (ii) the Board determines it is necessary or advisable in order to enable the Company to terminate its obligation to file quarterly reports and audited annual financial statements with the Commission or (iii) the Board determines in its discretion that it is otherwise advisable or appropriate to do so, the Board may cause the Company to make the final distribution to Shareholders as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as the Board deems appropriate in its discretion, substantially as follows:

a.

The Company may create the Liquidating Trust under statutory or common law of Maryland or such other jurisdiction as the Board deems advisable and may transfer and assign to the Liquidating Trust all or substantially all of the remaining assets of the Company and its subsidiaries of every sort whatsoever, including its unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Company shall have no interest of any character in and to any such assets and all of such assets shall thereafter be held by the Liquidating Trust.

b.

Simultaneously with such transfer and assignment to the Liquidating Trust, certificates evidencing Common Shares will be deemed to represent ownership in the Liquidating Trust, each holder of one or more Common Shares shall automatically and without any need for notice or presentment of a certificate be deemed to hold a corresponding number of shares of common beneficial interest in the Liquidating Trust. Such deemed distribution of shares of common beneficial interest shall constitute the final distribution of all of the assets of the Company to the Shareholders under this Plan of Sale and Liquidation.

c.

The Liquidating Trust shall be constituted pursuant to a declaration of trust or other instrument governing the Liquidating Trust (the “Liquidating Trust Declaration of Trust”) in such form and containing such terms and conditions as the Board may approve in its discretion. Without limiting the generality of the foregoing, the Liquidating Trust Declaration of Trust shall provide: (i) that shares of common beneficial interest in the Liquidating Trust shall not be transferable (except by will, intestate succession or operation of law); (ii) that the Liquidating Trust will have a finite life and will terminate upon the earlier of the complete distribution of the trust corpus or a specified number of years from the date that the Company’s assets were first transferred to it, subject to extensions of determinate duration; and (iii) that the Liquidating Trust may prepare and distribute annual financial statements, which need not be audited, to holders of its beneficial interests (which statements, if prepared and distributed, shall be filed under cover of an Annual Report on Form 10-K under the Company’s Commission file number to the extent the Liquidating Trust is eligible to do so) but need not prepare or distribute any quarterly financial statements.

d.	The initial trustees of the Liquidating Trust shall be designated by the Board.

e.

Approval of this Plan of Sale and Liquidation shall constitute the approval by the Shareholders of (i) the transfer and assignment to the Liquidating Trust, (ii) the form and substance of the Liquidating Trust Declaration of Trust, as approved by the Board, and (iii) the appointment of trustees designated by the Board.

9.

Upon assignment and conveyance of the assets of the Company to the Shareholders, in complete liquidation of the Company, and the taking of all actions required under the laws of the State of Maryland in connection with the Plan of Sale and Liquidation, the proper officers of the Company shall execute and cause to be filed with Maryland’s State Department of Assessments and Taxation (the “SDAT”), including the preparation and filing of a notice of the effective date of the termination of the Company by voluntary dissolution (“Notice of Termination”), and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company and terminate its existence. Upon the termination, the Company’s existence shall continue solely for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets and doing all other acts required to liquidate and wind-down its business and affairs. During the period of the Company’s continued existence, the Board shall have the powers described in Section 12.2 of Article XII of the Declaration of Trust.

10.

Immediately prior to the transfer to the Liquidating Trust or at such other time as the Board deems appropriate, the Board and proper officers of the Company are authorized to cause the Company to delist the Common Shares from the New York Stock Exchange and file a Form 15 (or take other appropriate action) to deregister the Common Shares under the Securities Exchange Act of 1934, as amended.

11.

The Board and the officers of the Company as the Board may direct are hereby authorized to interpret the provisions of the Plan of Sale and Liquidation and are hereby authorized and directed to take any further actions and to execute any agreements, conveyances, assignments, transfers, certificates and other documents as may in their judgment be necessary or desirable in order to wind-down expeditiously the affairs of the Company and its subsidiaries and complete the Plan of Sale and Liquidation, including, without limitation, (i) the execution of any checks, contracts, deeds, assignments, notices or other instruments necessary or appropriate to sell or otherwise dispose of any and all property of the Company and its subsidiaries whether real or personal, tangible or intangible, (ii) the appointment of other persons to carry out any aspect of this Plan of Sale and Liquidation, (iii) the temporary investment of funds in any medium as the Board may deem appropriate, (iv) the entering into of agreements with, or modifying or amending of existing agreements with any advisor, agent, employee, officer, trustee or representative of the Company or its subsidiaries, and (v) the modification of the Plan of Sale and Liquidation as may be necessary to implement the Plan of Sale and Liquidation. The death, resignation or other disability of any trustee or officer of the Company shall not impair the authority of the surviving or remaining trustees or officers of the Company (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan of Sale and Liquidation. Upon the death, resignation or other disability, the surviving or remaining trustees shall have the authority to fill the vacancy or vacancies so created, but the failure to fill the vacancy or vacancies shall not impair the authority of the surviving or remaining trustees or officers to exercise any of the powers provided for in this Plan of Sale and Liquidation.

12.

The Company shall reserve sufficient assets and/or obtain or maintain such insurance (including, without limitation, directors and officers insurance) as shall be necessary or advisable to provide the continued indemnification of the members of the Board, the trustees of the Liquidating Trust, the directors, managers, trustees or similar members of the governing body of the Liquidating Entity and officers, managers, agents or other representatives of the Company, the Liquidating Trust or Liquidating Entity, as applicable, to the full extent provided by the Governing Documents, the Liquidating Trust Declaration of Trust or the Liquidating Entity organizational documents, any indemnification agreement in effect and applicable law. At the discretion of the Board, the trustees of the Liquidating Trust and/or the directors, managers, trustees or similar members of the governing body of the Liquidating Entity, as applicable, such insurance may include coverage for the periods after the effective date of the dissolution of the Company, including periods after the termination of any Liquidating Trust or Liquidating Entity.

13.	The validity, interpretation and performance of the Plan of Sale and Liquidation shall be controlled by and construed under the laws of the State of Maryland.

14.

Until the filing of the Notice of Termination with the SDAT, the Board may terminate the Plan of Sale and Liquidation without approval by the Shareholders if it determines that such action would be advisable and in the best interests of the Company. Notwithstanding approval of Plan of Sale and Liquidation by the Shareholders, until the filing of the Notice of Termination with the SDAT, the Board may modify or amend the Plan of Sale and Liquidation without further action by the Shareholders if it determines that such action would be advisable and in the best interests of the Company.

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